Exhibit 10.1

2019 INCENTIVE EQUITY PLAN

OF

iHEARTMEDIA, INC.

ARTICLE I. PURPOSE

1.1 Purposes of the Plan. This 2019 Incentive Equity Plan (the “Plan”) of iHeartMedia, Inc., a Delaware corporation (the “Company”), is designed to provide an incentive to certain key members of management and service providers of the Company or any of its Subsidiaries and non-employee members of the Board of Directors (collectively, the “Eligible Individuals”) and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of (a) Options and (b) Restricted Stock Units, which, in each case, may be subject to contingencies or restrictions as set forth under the Plan and applicable Award Agreement.

ARTICLE II. SHARE LIMITATION

2.1 Shares Subject to the Plan. Subject to the provisions of Article VII, the aggregate number of shares of Common Stock that may be issued or used for reference purposes with respect to which Awards may be granted under the Plan shall be equal to the sum of (a) 12,770,387 shares of Common Stock for Awards to key members of management and service providers (the “Management Reserve”) plus (b) 1,596,298 shares of Common Stock for Awards to non-employee members of the Board. Such shares of Common Stock may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Section 9.6, the following shares of Common Stock will not be treated as issued or used and will remain available for issuance under the Plan: (i) shares covered by Awards that expire or are canceled, forfeited, settled in cash or otherwise terminated, (ii) shares delivered to the Company and shares withheld by the Company (or its Affiliates) for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an Award, and (iii) shares covered by stock-based awards assumed by the Company (or its Affiliates) in connection with the acquisition of another company or business. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

2.2 Grants from the Management Reserve. 62.5% of the Management Reserve shall be granted on the Effective Date to the persons (including identified new hires) and in the amounts, in each case, set forth on Exhibit A hereto (the “Emergence Awards”). The Emergence Awards shall be granted in accordance with the form Award Agreements attached as Exhibits B (Non-Qualified Stock Option Award Agreement) and Exhibit C (Restricted Stock Unit Award Agreement) hereto. Notwithstanding anything to the contrary contained herein, with respect to the Management Reserve, (a) 65% of all future Awards to key members of management and service providers, in the aggregate, shall be granted in the form of Options substantially in accordance with Exhibit B and (b) 35% of all future Awards to key members of management and service providers, in the aggregate, shall be granted in the form of Restricted Stock Units substantially in accordance with Exhibit C, in the case of both (a) and (b), as determined by the Board.

2.3 Acceleration. In the event of a Change in Control, any unvested portion of the outstanding Awards shall immediately vest and, in the case of Options, become exercisable.

2.4 Limit on Non-Employee Director Compensation. The sum of any cash compensation, or other compensation, and the maximum aggregate grant date fair value (determined as of the applicable grant date in accordance with FASB Accounting Standards Codification Topic 718, or any successor thereto) of any Awards granted to any non-employee director as compensation for his or her services as a non-employee director during any fiscal year shall not exceed $750,000; provided, that the Administrator shall have the authority to make exceptions to this limit for non-employee directors in extraordinary circumstances; and provided, further, that the non-employee director receiving such additional compensation does not participate in the decision to award such additional compensation or in other contemporaneous compensation decisions involving non-employee directors.

ARTICLE III. ADMINISTRATION

3.1 Administration of the Plan. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

3.2 Authority of the Committee. Except as otherwise expressly provided in the Plan, the Committee shall have full authority to grant to Eligible Individuals: Options and/or Restricted Stock Units. In particular, subject to the express provisions of the Plan (including, without limitation, Section 2.2 hereof) and applicable law, the Committee shall have the full and final authority, in its good faith discretion, to make all determinations relating to the Plan, including, but not limited to, the right to:

(a) select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) determine whether the Awards shall be exempt from, or comply with, the requirements of Section 409A of the Code;

(d) determine the number of shares of Common Stock to be subject to each Award granted hereunder;

(e) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), the term of each Award, any restriction or limitation, any vesting schedule or acceleration thereof (subject, in the discretion of and as determined by the Committee, to any applicable limitations on permitted acceleration under Section 409A of the Code), or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(f) provide for the accelerated vesting or lapse of restrictions of any Award at any time;

(g) determine whether and under what circumstances an Award may be settled in cash and/or Common Stock;

(h) determine whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise or settlement of an Award and, if so, whether and under what conditions to waive any such restriction;

(i) determine the amount, if any, necessary to satisfy the obligation of the Company or any of its Affiliates to withhold taxes or other amounts;

(j) to construe the respective Award Agreement and the Plan;

(k) extend or renew an Award, provided, that such extension or renewal is permitted under the Plan on the date of such extension or renewal, and provided, further, that such Award, as extended or renewed, would continue to be exempt from the application of Section 409A of the Code or would continue to comply (or would continue to comply) with all requirements applicable to deferred compensation under Sections 409A(a)(2), (a)(3) and (a)(4) of the Code;

(l) prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Award Agreement shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Section 3.2 shall be conclusive and binding on all parties, including the Company, its Affiliates, Participants and any Person claiming any rights under the Plan from or through any Participant. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, directors or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law; provided, that the Committee may not delegate its authority with respect to Awards granted to (A) non-employee members of the Board of Directors or (B) any individual who is an officer for purposes of Section 16 of the Exchange Act.

3.3 Limitation of Liability. Each member of the Board shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer, director or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Board, nor any officer, director or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and any officer, director or employee of the Company acting on its or the Committee’s behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

3.4 Actions by the Board. The Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

ARTICLE IV. ELIGIBILITY

4.1 Eligibility. The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant Awards to the Eligible Individuals. Such Awards granted shall cover such number of shares of Common Stock as the Committee may determine in its sole discretion, subject, however, to Section 2.2 herein.

ARTICLE V. STOCK OPTIONS

5.1 Non-Qualified Stock Options. It is the Company’s intent that only Non-Qualified Stock Options, and not “incentive stock options” within the meaning of Section 422A of the Code, be granted under the Plan and that any ambiguities in construction be interpreted in order to effectuate such intent. The Committee may, from time to time, grant to Eligible Individuals one or more Options pursuant to an Award Agreement. The Options granted shall take such form as determined in the discretion of the Committee, subject to the terms and conditions therein.

5.2 Exercise Price. The per share exercise price for a share of Common Stock subject to an Option shall be determined by the Committee, in its sole discretion, at the time of grant and set forth in the Award Agreement; provided that, the per share exercise price for Options granted on the Effective Date shall be calculated assuming the Company’s aggregate equity value is $3,000,000,000 on the Effective Date. Notwithstanding anything to the contrary in the foregoing, the per share exercise price of an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

5.3 Option Term. The term of each Option granted pursuant to the Plan shall be set forth in the Award Agreement and may not exceed (a) six (6) years from the date of grant thereof in the case of the Emergence Awards and (b) ten (10) years from the date of grant thereof in the case of all other Options; subject, however, in either case, to earlier termination as hereinafter provided.

5.4 Exercisability. Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Option is exercisable subject to certain limitations (including, without limitation, that such Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

5.5 Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 5.4, to the extent then vested and exercisable, vested Options may be exercised in whole or in part at any time during the Option term, by giving written notice to the Company (or to its agent specifically designated for such purpose), at the address and in the form established by the Committee (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company), specifying the number of shares of Common Stock to be purchased. Such exercise of an Option shall be effectuated by means of a “net exercise” procedure effected by withholding a number of shares of Common Stock (otherwise deliverable in connection with such exercise) having an aggregate Fair Market Value equal to (1) the aggregate exercise price of the Options to be exercised and (2) the full amount of any payroll and income taxes required to be withheld in connection with the exercise of the applicable Options; provided, that, in connection with such exercise, any such Participant shall be entitled to elect to pay to the Company in cash or other property reasonably acceptable to the Company all required amounts necessary to satisfy the amounts described in (1) and/or (2). The Committee may, in its sole discretion and subject to applicable law, at the time the Option is granted or at a later date, permit other forms of payment in an Award Agreement or otherwise, including shares of Common Stock or other contractual obligations of a Participant to make payment on a deferred basis. Any fractional shares of Common Stock shall be settled in cash.

5.6 Vesting of Options. The Options granted in respect of the Emergence Awards shall vest, subject to a Participant’s continued full-time employment or service with the Company through each applicable vesting date, (a) 20% (the “Initial Option Tranche”) upon the earlier to occur of (i) one hundred and eighty (180) days after the pricing of an underwritten public offering of the Common Stock that occurs following the Effective Date and (ii) two (2) business days after the first day that the Common Stock becomes listed on a nationally recognized securities exchange through a direct listing that does not occur in conjunction with an underwritten public offering (as applicable, the “Initial Vesting Date”), and (b) an additional 20% vesting on each of the next four anniversaries of the grant date. The Options granted in respect of the Emergence Awards that are not vested or exercisable as of the date of a Participant’s termination of employment or service, as applicable, for any reason shall terminate and expire as of the date of such termination for no consideration; provided, however, that if such termination of employment or service, as applicable, is a Qualifying Termination, then on the date of such Qualifying Termination, (1) 100% of the unvested Options shall vest if such Qualifying Termination is on or before the first anniversary of the grant date; (2) 50% of the unvested Options shall vest if such Qualifying Termination is after the first anniversary and on or before the second anniversary of the grant date; and (3) 25% of the unvested Options shall vest if such Qualifying Termination is after the second anniversary and on or before the third anniversary of the grant date; and provided, further, that if a Participant undergoes a Qualifying Termination or is terminated due to death or Disability, in each case, prior to the Initial Vesting Date, the Initial Option Tranche shall vest and become exercisable upon date of such termination. For the avoidance of doubt, Participants shall not be entitled to additional vesting in the event of a Qualifying Termination that occurs after the third anniversary of the grant date. For purposes of clarity, the vesting terms applicable to Options granted to (x) members of the Board and (y) key members of management and service providers (other than in respect of the Emergence Awards) shall be set forth in the applicable Award Agreement, in either case, as approved by the Committee.

5.7 Dividend Equivalents. No Option granted under the Plan shall provide for any dividends or dividend equivalents thereon.

5.8 Non-Transferability of Options. Except to the extent provided above or as otherwise determined by the Committee, no Option granted under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s Legal Representatives, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

5.9 Termination of Employment or Service. Except as may otherwise be expressly provided in the applicable Award Agreement, (a) in the event of a Participant’s termination of employment or service with the Company or any of its Affiliates for any reason (other than as a result of a termination for Cause or death or Disability), the Participant may exercise, to the extent exercisable on the date of such termination, any outstanding and vested Options on the date of such termination or at any time within a period of ninety (90) days from the date of such termination, but not thereafter and in no event after the date the Options would otherwise have expired; (b) in the event of a Participant’s termination of employment or service with the Company or any of its Affiliates as a result of death or Disability, the Participant may exercise, to the extent exercisable on the date of such termination, any outstanding and vested Options on the date of such termination or at any time within a period of one year from the date of such termination, but not thereafter and in no event after the date the Options would otherwise have expired; and (c) in the event of a Participant’s termination of employment or service for Cause, any outstanding Options (both vested and unvested) shall automatically terminate on the date of such termination. Except as may otherwise be expressly provided in the applicable Award Agreement or in this Plan, Options granted under the Plan to an employee shall not be affected by any change in the status of the Participant so long as the Participant continues to be an employee of the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one corporation to another).

ARTICLE VI. RESTRICTED STOCK UNITS

6.1 Awards of Restricted Stock Units. RSUs may be issued either alone or in addition to other Awards granted under the Plan. Subject to the terms specified herein for the Emergence Awards, the Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of such RSUs shall be made, the number of such RSUs to be awarded, the price (if any) to be paid by the Participant, the time or times within which such RSUs may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of such RSUs. No shares of Common Stock shall be issued at the time an Award of RSUs is made, and the Company will not be required to set aside a fund for the payment of any such Award.

6.2 Restrictions. Delivery of Common Stock or cash, as determined by the Committee, will occur upon expiration of the deferred period specified for RSUs by the Committee. The Committee may condition an Award of RSUs or the lapse of restrictions with respect to an Award of RSUs, in whole or in part, on the achievement of certain performance goals determined by the Committee in its sole discretion.

6.3 Vesting of RSUs. The RSUs granted in respect of the Emergence Awards shall vest, subject to a Participant’s continued full-time employment or service with the Company through each applicable vesting date, (a) 20% (the “Initial RSU Tranche”) upon the Initial Vesting Date, and (b) an additional 20% vesting on each of the next four anniversaries of the grant date. In the event of a Participant’s termination of employment or service, as applicable, with the Company or any of its Affiliates for any reason, all RSUs granted in respect of the Emergence Awards that are not then vested shall be forfeited for no consideration; provided, however, that, with respect to the RSUs granted in respect of the Emergence Awards, if such termination of employment or service, as applicable, is a Qualifying Termination, then on the date of such Qualifying Termination, (1) 100% of the unvested RSUs shall vest if such Qualifying Termination is on or before the first anniversary of the grant date; (2) 50% of the unvested RSUs shall vest if such Qualifying Termination is after the first anniversary and on or before the second anniversary of the grant date; and (3) 25% of the unvested RSUs shall vest if such Qualifying Termination is after the second anniversary and on or before the third anniversary of the grant date; and provided, further, that if a Participant undergoes a Qualifying Termination or is terminated due to death or Disability, in each case, prior to the Initial Vesting Date, the Initial RSU Tranche shall vest upon the date of such termination. For the avoidance of doubt, Participants shall not be entitled to additional vesting in the event of a Qualifying Termination that occurs after the third anniversary of the grant date. For purposes of clarity, the vesting terms applicable to RSUs granted to (x) members of the Board and (y) key members of management and service providers (other than in respect of the Emergence Awards) shall be set forth in the applicable Award Agreement, in either case, as approved by the Committee.

6.4 Dividend Equivalents. Each RSU (representing one share of Common Stock) awarded to a Participant shall be credited with dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular RSU (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such Dividend Equivalents.

6.5 Non-Transferability. Except as otherwise determined by the Committee, no RSU granted under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution and RSUs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

6.6 Settlement of RSUs. At the time that the Company issues cash or any shares of Common Stock to a Participant pursuant to the settlement of any RSUs, the Committee shall “net settle” such RSUs by withholding an amount of cash or, if applicable, number of shares of Common Stock otherwise deliverable in respect of an RSU, in either case, having an aggregate Fair Market Value equal to the full amount of any payroll and income taxes required to be withheld in connection with such settlement of the applicable RSUs; provided, that, prior to such net settlement and in lieu thereof, any such Participant shall be entitled to elect to pay to the Company in cash or other property reasonably acceptable to the Company all required amounts necessary for the Company to satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such settlement.

ARTICLE VII. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

7.1 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger or consolidation of the Company or any Affiliate, (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (d) the dissolution or liquidation of the Company or any Affiliate, (e) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (f) any other corporate act or proceeding.

7.2 Subject to the provisions of Section 7.1 hereof:

(a) In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events (including a Change in Control), affects the shares of Common Stock such that an adjustment is reasonably appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make an equitable or substitution adjustment in (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Awards under the Plan, (ii) the number and kind of shares of Common Stock that may be delivered or deliverable in respect of outstanding Awards, and/or (iii) the exercise price of outstanding Options; provided, however, that the manner of any such equitable adjustment shall be determined in the good faith discretion of the Board. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its good faith discretion, may provide in substitution for any or all outstanding Awards consideration that is no less favorable than the consideration provided to the Company’s shareholders in connection with such transaction, event or Change in Control, and may require in connection therewith the surrender of all Awards so replaced; provided, however, that if an outstanding Option’s exercise price is equal to or greater than the Fair Market Value of a share of Common Stock as of the date of the consummation of a Change of Control (as determined by the Board), such Option may be terminated at the discretion of the Board upon such Change of Control without the payment of any consideration therefor. In addition, the Board shall have discretion to make the foregoing types of adjustments, as well as any adjustments to any performance goals, targets or measures with respect to any Award, and as to all other matters it deems relevant, as it may determine appropriate and equitable in other types of events, including in the event of an acquisition or disposition of any of the businesses of the Company or its Affiliates occurring after the date of grant of any Award. Any adjustments made pursuant to this Section 7.2 shall be determined in a manner consistent with Section 409A of the Code to the extent so required.

(b) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 7.1 or this Section 7.2 shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE VIII. UNFUNDED STATUS OF PLAN

8.1 The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company and the Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

ARTICLE IX. GENERAL PROVISIONS

9.1 Compliance with Securities Laws.

(a) The Committee may require, in its sole discretion, as a condition to the exercise of any Option hereunder or the settlement in shares of Common Stock of any RSU hereunder, that either (a) a registration statement under the Securities Act of 1933, as amended

(the “Securities Act”), with respect to the issuance of the shares of Common Stock to be issued upon such grant, exercise or settlement shall be effective and current at the time of grant, exercise or settlement, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such grant, exercise or settlement. Nothing herein shall be construed as requiring the Company to register the issuance of the shares of Common Stock subject to any Award under the Securities Act or to keep any registration statement effective or current.

(b) In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be granted and such Award may not be exercised or settled (as applicable) in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.2 Award Agreements. Each Award shall be evidenced by an appropriate Award Agreement which shall be duly executed by the Company and the Participant, and which shall contain such terms, provisions and conditions as are substantially reflected on the form Award Agreements attached hereto on Exhibits B and C. In the event of a conflict between the terms of the Award Agreement and the Plan, the terms of the Plan shall govern.

9.3 No Fractional Shares. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

9.4 Rights as a Stockholder. The holder of an Option or other Award shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option or deliverable in respect of such other Award unless, until and to the extent that (a) in the case of an Option, such Option shall have been exercised pursuant to its terms, (b) the Company shall have issued and delivered such shares to such holder and (c) the holder’s name shall have been entered as a stockholder of record with respect to such shares on the books of the Company.

9.5 No Right to Continued Employment or Engagement. Neither the Plan nor the grant of any Award hereunder shall confer on any Participant any right with respect to continuance of employment or engagement by the Company or any of its Affiliates or a Participant’s service on the Board, or interfere in any way with any right of the Company or any of its Affiliates to terminate the Participant’s employment or engagement at any time for any reason whatsoever without liability to the Company or any of its Affiliates. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Participant shall be treated as the termination of such Participant’s employment or engagement without Cause.

9.6 Amendments and Termination of the Plan. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that (a) no such action shall materially adversely affect the rights of any Participant with respect to Awards previously granted hereunder and (b) no such action shall amend Section 2.2 herein. The power of the Committee to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

9.7 Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise or settlement of an Award under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to qualify for an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and a Participant with respect to such shares of Common Stock.

9.8 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

9.9 Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise, purchase or settlement as the Committee shall from time to time establish in the applicable Award Agreement.

9.10 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of the Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

9.11 Section 409A of the Code. Awards granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with or be exempt from Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to a Participant, or any other Person, if an

Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. Furthermore, notwithstanding any contrary provision of the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) under the Plan that may be made in installment shall be treated as a right to receive a series of separate and distinct payments.

9.12 Governing Law; Construction. The Plan, any Award Agreement and the actions taken in connection therewith and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions. Neither the Plan nor any Award Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or any Award Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

9.13 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

9.14 Severability of Provisions. The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Award Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

9.15 Modification for Grants Outside the United States. The Board or the Committee may, without amending the Plan, determine the terms and conditions applicable to grants to individuals who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board or the Committee deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

9.16 Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

9.17 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

9.18 Effective Date and Term of Plan. The Plan shall become effective on the effective date of iHeartMedia, Inc.’s emergence from its voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division pursuant to a confirmed Plan of Reorganization (the “Effective Date”). No Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date, but Awards previously granted may extend beyond such date.

ARTICLE X. DEFINITIONS

10.1 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise; provided that, in any event, any business in which the Company has any direct or indirect ownership interest shall be treated as an Affiliate of the Company.

(b) “Award” means any Option or Restricted Stock Unit granted under the Plan.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

(d) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Cause” shall have the meaning ascribed to such term in any employment, offer letter or similar agreement between a Participant and the Company or any of its Affiliates, if applicable, the applicable Award Agreement (other than in respect of the Emergence Awards) or in the absence of any such employment (or similar) agreement or definition in an applicable Award Agreement, “Cause” means the Participant’s (i) willful failure to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s physical or mental incapacity) that continues after written notice from the Company; (ii) willful misconduct, gross negligence, breach of fiduciary duty in connection with the performance of the Participant’s duties, (iii) fraud, theft, embezzlement or material misuse of funds or property belonging to the Company or its Affiliates; (iv) indictment with respect to, or plea of nolo contendere to, any felony (or state law requirement) or any crime involving fraud or moral turpitude; (v) a breach of any material policy or code of conduct established by the Company or any of its Affiliates, (vi) a material breach of any restrictive covenants to which the Participant is subject, including, without limitation, confidentiality, non-disparagement, non-compete and non-solicit covenants, (vii) reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs (whether or not at the workplace); provided, however, that with respect to (i), (ii), (v), (vi), or (vii) above, any determination of “Cause” may not be made until the Participant has been given written notice detailing the specific Cause event and a period of ten (10) days following receipt of such notice to cure such event (if susceptible to cure). With respect to a Participant who is a non-employee member of the Board, “Cause” means the Participant’s act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

(f) “Change in Control” Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control in subsection (b) herein; (b) a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, the Parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (a) herein) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; (c) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (d) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(h) “Committee” means (i) the Compensation Committee of the Board, or such other committee as may be appointed by the Compensation Committee or the Board or (ii) in the absence of any such committee, the Board.

(i) “Common Stock” means the shares of voting common stock of the Company, par value $0.001 per share.

(j) “Company” shall have the meaning set forth in Section 1.1 hereof.

(k) “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that such condition is also a “disability” within the meaning of Section 409A(a)(2)(C) of the Code.

(l) “Dividend Equivalents” shall have the meaning set forth in Section 6.4 hereof.

(m) “Effective Date” shall have the meaning set forth in Section 9.18 hereof.

(n) “Eligible Individual” shall have the meaning set forth in Section 1.1 hereof.

(o) “Emergence Awards” shall have the meaning set forth in Section 2.2 hereof.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(q) “Fair Market Value” means as of any applicable date, (i) if the Common Stock is readily tradable on an “established securities market” (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iv)(A)), the closing price of the Common Stock on such market as of the applicable date, or if no sale of the Common Stock shall have occurred on such date, on the immediately preceding date on which there was a reported sale; or (ii) if the Common Stock is not readily tradable on an established securities market, the Board of Directors’ good faith determination of the fair market value of one share of Common Stock as of the applicable reference date.

(r) “Good Reason” shall have the meaning ascribed to such term in any employment, offer letter or similar agreement between a Participant and the Company or any of its Affiliates, if applicable (with respect to any “Good Reason” event that occurs after the Effective Date), the applicable Award Agreement (other than in respect of the Emergence Awards) or in the absence of any such employment (or similar) agreement or definition in an applicable Award Agreement, “Good Reason” means, without the Participant’s express written consent, the occurrence of any of the following events after the Effective Date with respect to a Participant who is a key member of management (as designated in the Participant’s Award Agreement):

(i) the assignment to the Participant of any position(s), duties or responsibilities (including reporting responsibilities) that constitutes a materially adverse change or material diminution in the Participant’s position(s), duties or responsibilities with the Company (other than temporarily while incapacitated because of physical or mental illness),

(ii) a materially adverse change in the Participant’s titles or offices with the Company;

(iii) a material reduction by the Company in the Participant’s rate of annual base salary or annual target cash bonus opportunity;

(iv) any requirement of the Company that the Participant’s principal office location be more than fifty (50) miles from his or her location as of the Effective Date; or

(v) any material breach of the Plan or an applicable Award Agreement by the Company.

Notwithstanding the foregoing, a Good Reason event shall not be deemed to have occurred if the Company cures such action, failure or breach within forty-five (45) days after receipt of notice thereof given by the Participant. The Participant’s right to terminate employment for Good Reason shall not be affected by the Participant’s incapacities due to mental or physical illness and the Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason. Notwithstanding anything to the contrary in this Agreement, no termination will be deemed to be for Good Reason hereunder unless (A) the Participant provides written notice to the Company identifying the applicable event within sixty (60) days after the Participant becomes aware (or reasonably should have become aware) of such event(s), (B) the Company fails to remedy the event within the applicable cure period following such notice, and (C) the Participant terminates his or her employment as a result of such failure to cure within sixty (60) days after the end of such cure period.

(s) “Legal Representative” means the executor, administrator or other Person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Participant with respect to an Award granted under the Plan.

(t) “Management Reserve” shall have the meaning set forth in Section 2.1 hereof.

(u) “Non-Qualified Stock Option” means any Option other than an incentive stock option as defined in Section 422 of the Code and any successor thereto.

(v) “Option” means any stock option to purchase shares of Common Stock granted to Eligible Individuals pursuant to Article V of the Plan.

(w) “Parent” shall have the same meaning as “parent corporation” as defined in Section 424(e) of the Code.

(x) “Participant” means an Eligible Individual who has been selected by the Board to participate in the Plan and to whom an Award has been granted pursuant to the Plan.

(y) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof, or any other entity or organization.

(z) “Plan” shall have the meaning ascribed to such term in Section 1.1.

(aa) “Proceeding” shall have the meaning set forth in Section 9.13 hereof.

(bb) “Qualifying Termination” means a Participant’s termination of employment by the Company without Cause or by the Participant for Good Reason.

(cc) “Restricted Stock Unit” or “RSU” means a right granted to an Eligible Individual pursuant to Article VI of the Plan to receive Common Stock or cash, as determined by the Committee, at the end of a specified period, which right may also be conditioned, in whole or in part, on the satisfaction of specified performance or other criteria.

(dd) “Section 409A of the Code” means, collectively, Section 409A of the Code, as amended, and the regulations and guidance promulgated thereunder.

(ee) “Securities Act” shall have the meaning set forth in Section 9.1 hereof.

(ff) “Subsidiary” means any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company has a direct or indirect “controlling interest,” within the meaning of Treas. Reg. § 1.409A-1(b)(5)(ii)(E)(1).

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